Exhibit 99.1

Investor Relations and Media Inquiries
Eric Martin
PTEK Holdings, Inc.
404-262-8462
eric.martin@ptek.com

PTEK HOLDINGS, INC. ANNOUNCES
INCREASE IN STOCK REPURCHASE PROGRAM
Company Has Repurchased Over 4 Million Shares Since Q3 2000

ATLANTA – JANUARY 15, 2003 — PTEK Holdings, Inc. (Nasdaq: PTEK) today announced that its Board of Directors approved an increase in its 2000 stock repurchase program by authorizing the repurchase of up to an additional 10% of the company’s outstanding common stock. Such repurchases will be made in the open market or in privately negotiated transactions in accordance with all applicable securities laws and regulations, including Rule 10b-18. Such repurchases may occur from time to time and may be discontinued at any time. There are approximately 54 million shares of PTEK common stock outstanding.

In the second quarter of 2000, the company’s Board of Directors originally authorized the repurchase of up to 10% of the company’s then outstanding shares of common stock, or approximately 4.8 million shares. Since that time, the Company has repurchased approximately 4.1 million shares of its common stock.

About Ptek Holdings, Inc.

Ptek Holdings, Inc. (NASDAQ: PTEK) is a leading provider of enhanced multimedia group communications services to the global enterprise marketplace. These solutions, which include conferencing, collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.

Ptek Holdings corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek’s forward-looking statements, including the following factors: competitive pressures among communications services providers, including pricing pressures, may increase significantly; Ptek’s ability to respond to rapid technological change, the development of alternatives to its products and services and the risk of obsolescence of its products, services and technology; market acceptance of new products and services; development of effective marketing, pricing and distribution strategies for new products and services; Ptek’s ability to manage its growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by Ptek may be greater than expected; expected cost savings from past or future mergers and acquisitions, may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of Ptek’s strategic relationships, including the amount of business generated and the viability of the strategic relationships, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringement claims; risks associated with interruption in Ptek’s services due to the failure of the platforms and network infrastructure utilized in providing its services; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by Ptek’s customers and the ability of those customers to pay for services utilized; risks associated with expansion of Ptek’s international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which Ptek is doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the business in which Ptek is engaged; and changes in the securities markets may negatively impact Ptek.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, especially in the “Factors Affecting Future Performance” included in the Management’s Discussion and Analysis section of the Company’s Form 10-K for the fiscal year ended December 31, 2001 and in subsequent filings filed with the Securities and Exchange Commission.

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